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                                                                  EXHIBIT 5.1

                              [SASM&F LETTERHEAD]

                                 July 20, 1998



USEC Inc.
Two Democracy Center
6903 Rockledge Drive
Bethesda, MD  20817

                        Re:     USEC Inc.
                                Registration Statement on Form S-1

Ladies and Gentlemen:


         We have acted as special counsel to USEC Inc., a Delaware corporation (the "Company"), in connection with the initial public offering by the United States, acting through the Secretary of Treasury, of up to 110,000,000 shares (including 10,000,000 shares subject to an over-allotment option, the "Shares") of the Company's common stock, par value $.10 per share (the "Common Stock").


         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").


         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-57955) as filed with the Securities and Exchange Commission (the "Commission") on June 29, 1998 under the Act, and Amendment No. 1 to the Registration Statement on Form S-1 as filed with the Commission on July 20, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into among the Company, as issuer, United States Enrichment Corporation, a federally-chartered corporation ("USEC"), United States Enrichment Corporation, a Delaware corporation ("Newco"), the United States of America, acting through the Secretary of Treasury ("Treasury"), the selling stockholder, and Morgan Stanley & Co. Incorpo-


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USEC Inc.
July 20, 1998
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rated, as representatives of the several underwriters named therein (the
"Underwriters"), filed as an exhibit to the Registration Statement; (iii) a specimen certificate representing the Common Stock; (iv) the Certificate of Incorporation of the Company, as presently in effect; (v) the By-Laws of the Company, as presently in effect; and (vi) certain resolutions of the Board of Directors of the Company, USEC, and Newco and drafts of certain resolutions (the "Draft Resolutions") of the Board of Directors of the Company, USEC, and Newco in each case relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, USEC, and Newco and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.


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USEC Inc.
July 20, 1998
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         Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.


         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Draft Resolutions have been adopted by the Board of Directors of the Company, USEC, and Newco; (iii) the merger of USEC with and into Newco has been consummated in accordance with the Agreement and Plan of Merger by and between USEC and Newco such that Newco succeeds to all of the business and operations of USEC; (iv) the merger of a wholly-owned subsidiary of the Company ("Plantco") with and into Newco has been consummated in accordance with the Agreement and Plan of Merger by and between the Company, Newco, and Plantco such that Newco becomes a wholly-owned subsidiary of the Company; (v) the price at which the Shares are to be sold in accordance with the Underwriting Agreement and other matters relating to the issuance and sale of the Shares have been approved by the Board of Directors in accordance with the Draft Resolutions; (vi) the Underwriting Agreement has been duly executed and delivered; and (vii) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at a price per Share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.


         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons


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USEC Inc.
July 20, 1998
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whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                                Very truly yours,

                                           /s/ SKADDEN, ARPS, SLATE,
                                               MEAGHER & FLOM LLP
                                               -----------------------------
                                               Skadden, Arps, Slate,
                                               Meagher & Flom LLP